UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2022

________________________

Autoscope Technologies Corporation

(Exact name of registrant as specified in its charter)

Minnesota	0-26056	89-3685595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Hennepin Avenue, Minneapolis, Minnesota	55403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (612) 438-2363

(Former name or former address, if changed since last report.)

________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AATC	The Nasdaq Capital Market
Preferred Stock Purchase Rights	AATC	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Effective on February 17, 2022, the Board of Directors of Autoscope Technologies Corporation (the “Company”) approved the Autoscope Technologies Corporation 2022 Stock Option and Incentive Plan (the “Original Plan”), subject to the approval of the Company’s shareholders.  On May 2, 2022, the Company's Board of Directors amended the Original Plan in certain respects.  (The Original Plan, as amended by the Company’s Board of Directors on May 2, 2022, is referred to in this Current Report on Form 8-K as the “Plan.”)  At the annual meeting of the Company’s shareholders held on May 10, 2022, the Company's shareholders, upon the recommendation of the Board of Directors, approved the adoption of the Plan.

The material terms of the Plan were described in the section of the Company’s  definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2022 (the “2022 Proxy Statement”) entitled “Proposal 5 – Approval of Autoscope Technologies Corporation 2022 Stock Option and Incentive Plan,” as amended by the section of the Company’s proxy statement Supplement filed with the SEC on May 2, 2022 (the “2022 Supplement”) entitled “Proposal 5 – Approval of Autoscope Technologies Corporation 2022 Stock Option and Incentive Plan – Summary of the 2022 Stock Plan,” which descriptions are incorporated by reference into this Item 5.02.

The foregoing description of the Plan, including the descriptions in the Company’s 2022 Proxy Statement and 2022 Supplement referenced above, does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)  On May 10, 2022, the Company held its 2022 annual meeting of shareholders.  Of the 5,378,857 shares of the Company's common stock outstanding and entitled to vote, 4,262,855 shares, or 79%, were represented at the meeting.

(b)  During the annual meeting, the Company's shareholders voted on the following matters:

Proposal 1.  Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Andrew T. Berger	2,810,033	66,724	1,386,098
James W. Bracke	2,761,119	115,638	1,386,098
Joseph P. Daly	2,417,669	459,088	1,386,098
Geoffrey C. Davis	2,760,780	115,977	1,386,098
Ezekiel J. Kruglick	2,836,694	40,063	1,386,098
Brian J. VanDerBosch	2,829,283	47,474	1,386,098

Proposal 2.  Ratify the appointment of Boulay PLLP as the Company's independent registered public accounting firm for 2022.

Votes For	Votes Against	Abstain
4,240,989	13,741	8,125

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Proposal 3.  Advisory vote to approve the compensation of the Company's named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
2,741,117	92,174	43,466	1,386,098

Proposal 4.  Approve the adoption of an amendment to the Company's Section 382 rights agreement designed to preserve the Company's net operating loss carry forwards and other tax benefits.

Votes For	Votes Against	Abstain	Broker Non-Votes
2,764,104	105,026	7,627	1,386,098

Proposal 5. Approve the Autoscope Technologies Corporation 2022 Stock Option and Incentive Plan.

Votes For	Votes Against	Abstain	Broker Non-Votes
2,737,027	108,450	31,280	1,386,098

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Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure

Dividend.  On May 10, 2022, the Board of Directors of Autoscope approved a dividend of $0.12 per share of common stock outstanding.  The dividend will be payable on May 30, 2022 to shareholders of record as of the close of business on May 23, 2022.  Although Autoscope intends to pay quarterly dividends for the foreseeable future, subsequent dividends will continue to be reviewed quarterly and declared by the Board at its discretion.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.  The following document is filed as an Exhibit to this Current Report on Form 10-K:

Exhibit No.                                                                           Description

10.1                        Autoscope Technologies Corporation 2022 Stock Option and Incentive Plan, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2022	Autoscope Technologies Corporation

	By:	/s/ Frank G. Hallowell
Frank G. Hallowell
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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